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Exhibit 99.1


       Cautionary Statements for Purposes of the Safe Harbor Provisions
                    of the Securities Litigation Reform Act


SUPERVALU INC. ("SUPERVALU" or the "Company") may occasionally make statements regarding its businesses, such as projections of future performance, statements of management's plans and objectives, forecasts of market trends and other matters, which to the extent they are not historical fact, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements containing the words or phrases "will likely result", "are expected to," "will continue," "outlook," "is anticipated," "estimate," "project," "believe," or similar expressions, which may appear in certain documents, reports (including but not limited to those filed with the Securities and Exchange Commission), press releases, and written or oral presentations made by officers of the Company to analysts, shareholders, investors, news organizations and others, identify such forward-looking statements. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors which could cause them to differ materially. Therefore, SUPERVALU wishes to ensure that any written or oral forward-looking statements made by it or on its behalf, are accompanied by, or referenced to, meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements made by or on behalf of SUPERVALU are hereby qualified in their entirety by reference to the following important factors, among others, that could affect the Company's businesses and cause actual results to differ materially from those projected. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and SUPERVALU undertakes no obligation to update such statement to reflect events or circumstances arising after such date.

Competition and Other Business Factors

Competition is intense in the markets in which the Company's businesses operate. In the retail segment, the ability to maintain or increase sales and earnings may be affected by a number of factors including, but not limited to, competition from other retail chains, supercenters, non-traditional competitors, and emerging alternative formats. Similarly, in the distribution segment, sales and earnings may be affected by the success of the Company's customers in competing with other retail chains, supercenters and non-traditional competitors, competition from established distribution companies and the entry of new or non-traditional distribution competitors into the industry.

Other factors that could impact the Company's businesses include the ability to attract new customers and retain existing customers, consolidations of retailers or competitors, normal operating risks, increased operating costs, credit risks associated with open accounts and financing activities with independent retailers, the risk of increased self-distribution by chain retailers and potential disruptions resulting from labor disputes.

Expansion and Acquisitions

The Company intends to continue to grow its retail and wholesale businesses in part through acquisitions. Expansion is subject to a number of risks, including the adequacy of the Company's capital resources; the location of suitable store or distribution center sites and the negotiation of acceptable lease terms; the ability to hire, train and integrate employees; and possible costs and other risks of integrating or adapting operational systems. In addition, acquisitions involve a number of special risks, including: making acquisitions at acceptable rates of return; the diversion of management's attention to assimilation of the operations and personnel of the acquired business; potential adverse short-term effects on the Company's operating results; and amortization of acquired intangible assets.

Liquidity

Management expects that the Company will continue to replenish operating assets with internally generated funds and leases. If capital spending significantly exceeds anticipated capital needs, additional funding could be required from other sources. In addition, acquisitions could affect the Company's borrowing costs and future financial flexibility.

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Litigation

While the Company believes that it is currently not subject to any material litigation, the costs and other effects of legal and administrative cases and proceedings and settlements are impossible to predict with certainty.

The foregoing should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.